Electronically Filed
3/5/2018 4:23 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR

Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
DUBOWSKY LAW OFFICE, CHTD.
300 South Fourth Street, Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

SOMERSET CAPITAL LTD. Plaintiff, v. VERITY CORP. aka VERITY CORPORATION™ fka AQUALIV TECHNOLOGIES, INC. and INFRARED SYSTEMS INTERNATIONAL, a Nevada corporation; and DOES I-X and ROE CORPORATIONS I-X, inclusive Defendant.	Case No.: A-16-733815-B Dept No.: XXV

ORDER GRANTING MOTION TO AUTHORIZE REORGANIZATION, CANCEL CERTAIN CLASSES OF STOCK, DISSOLVE VERITY CORP PLACING THE RECEIVER AS TRUSTEE IN LIQUIDATION UNDER NRS 78.590 AND DISCHARGE THE RECEIVER

This matter having come for a status hearing on Plaintiff SOMERSET CAPITAL LTD. and, individually, ROBERT L. STEVENS, its President and authorized offer and director ("SOMERSET" OR "STEVENS") by and through its attorney, Peter Dubowsky, Esq., of Dubowsky Law Office, CHTD. hereby Order at the above date and time, and the Court having reviewed the pleadings, documentation on file herein, including the most

- ☑ Voluntary Dismissal
- ☐ Involuntary Dismissal
- ☐ Stipulated Dismissal
- ☐ Motion to Dismiss by Deft(s)
- ☐ Summary Judgment
- ☐ Stipulated Judgment
- ☐ Default Judgment
- ☐ Judgment of Arbitration

DUBOWSKY LAW OFFICE, CHTD.

recent Receiver's Final Status Report and Motion to Authorize Reorganization, Cancel Certain Classes of Stock, Dissolve Verity Corp Placing the Receiver as Trustee in Liquidation under NRS 78.590 and Discharge the Receiver dated February 22, 2018, and the Court finds that the Receiver for VERITY CORPORATION™. ("VERITY" OR "DEFENDANT CORPORATION") being previously authorized to liquidate the assets of VERITY to repay the secured creditors, and having properly requested the Court to approve and order the cancellation of certain shares of stock, authorize the outlined reorganization, dissolve Verity Corporation™, discharge the Receiver while simultaneously appointing him as Trustee in Liquidation under NRS 78.590, therefore, it is hereby:

ORDERED that the Receiver of Verity Corp., Robert L. Stevens, acting under his statutory authority has filed his final approved status report as required by the Court; and it is further

ORDERED that all parties being aware of this Receivership action and not making an appearance or objecting; and it is further

ORDERED that the Court has reviewed and approved the outlined reorganization of the Corporation and its subsidiaries pursuant to the Motion's Exhibit A; and it is further

ORDERED that the Court has just cause and Orders the Cancellation of the shares that were not bona fide purchasers of value in Exhibit B of this Motion and the shares shall be returned to the Company's Treasury; and it is further

ORDERED that the Court Grants the Dissolution of Verity Corporation™ with the Nevada Secretary of State; it is further

ORDERED that Somerset Capital Ltd. and individually, Robert L. Stevens, as Receiver, for Verity Corporation™ shall cease his duties and concurrently be appointed as Trustee in Liquidation over the Corporation under NRS 78.590; it is further

DUBOWSKY LAW OFFICE, CHTD.

ORDERED that if for any reason the Receiver is unable to fulfill and execute the items as outlined in the motion and order the Receiver will notify the court immediately.

ORDERED that upon completion of the Receiver's/Trustee's duties outlined in the Motion and this Order, the Receiver shall be discharged.

IT IS SO ORDERED

Dated: February 27, 2018

DISTRICT COURT JUDGE

Respectfully Submitted by:

DUBOWSKY LAW OFFICE, CHTD.

By: Amanda Vogler

Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
300 South Fourth Street
Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff